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EXHIBIT 5.1

                                              December 30, 1998


American International Petroleum Corporation
444 Madison Avenue
New York, New York 10022

Gentlemen:

We are counsel to American International Petroleum Corporation, a Nevada corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to 5,600,000 shares (the "Shares") of the Company's common stock, par value $.08 per share (the "Common Stock"). The Shares include (i) 5,000,000 shares issuable upon the exercise of options granted or to be granted pursuant to the Company's 1998 Stock Option Plan (the "Option Plan"), (ii) 500,000 shares issuable pursuant to the Company's 1998 Stock Award Plan( together with the Option Plan, the "Plans"), and (iii) 100,000 shares issued to a consultant.

We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-Laws of the Company, as each is currently in effect, the Registration Statement, the Plan, the Consulting Agreement dated December 2, 1998 with Yahaly Kahanoff, (the "Consulting Agreement"), resolutions of the Board of Directors of the Company relating to the adoption of the Plans, the Consulting Agreement and the proposed registration and issuance of the Shares and such other corporate documents and records and other certificates, and we have made such investigations of law as we have deemed necessary or appropriate in order to render the opinions hereinafter set forth.

      In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                   Based on the foregoing, we are of the opinion that:

                   1. The Company has been duly organized, is validly existing and in good standing under the laws of the State of Nevada.

                   2. The stock options issuable under the Option Plan have been duly authorized by the Board of Directors of the Company.

                   3. The shares of Common Stock issuable upon exercise of stock options granted and to be granted pursuant to the Option Plan have been duly authorized and reserved for issuance, and when duly issued and paid for in accordance with the stock option agreement between the Company and the individuals granted options pursuant to the Option Plan will be legally issued, fully paid and non-assessable.
      .
                   4. The shares of Common Stock issuable under the 1998 Stock Award Plan have been duly authorized and reserved for issuance, and when duly issued in accordance with the 1998 Stock Award Plan will be legally issued, fully paid and non-assessable.

                   5. The 100,000 shares issued to a consultant were duly authorized, legally issued, fully paid and non-assessable.



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Our firm owns 147,000 shares of common stock, and an investment nominee of our firm owns 225,905 shares of common stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference in the Registration Statement to this firm under the heading "Interests of Named Experts and Counsel." In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                  Very truly yours,

                                                  /s/ Snow Becker Krauss P.C.
                                                  -----------------------------
                                                  SNOW BECKER KRAUSS P.C.